Exhibit 99.1
Mirum Pharmaceuticals Reports Fourth Quarter and Year-End 2024 Financial Results and Provides Business Update
•2024 net product sales of $336.4 million
•2025 expected global net product sales of $420 million to $435 million
•VISTAS study of volixibat in PSC expected to complete enrollment in second half 2025; topline data expected 2026
•CTEXLI (chenodiol) approved in the US for cerebrotendinous xanthomatosis
•Conference call to provide business updates today, February 26 at 1:30 p.m. PT/4:30 p.m. ET
FOSTER CITY, Calif. – February 26, 2025 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today reported financial results for the fourth quarter and year-end 2024 and provided a business update.
“2024 was another year of significant growth and accomplishments for Mirum and in 2025 we expect this momentum to continue,” said Chris Peetz, chief executive officer of Mirum. “We continue to expand the reach of our three commercial medicines within our patient communities and look forward to another year of strong financial performance. On top of this, we are looking forward to multiple upcoming clinical and regulatory milestones, such as PSC where we’re expecting full enrollment of our VISTAS trial in the second half of the year.”
Future Expectations and Milestones
•2025 Guidance: expect continued revenue growth with global net product sales of approximately $420 million to $435 million and positive cash flow.
•Volixibat VISTAS study in primary sclerosing cholangitis (PSC) expected to complete enrollment in second half 2025; topline data expected in 2026.
•Volixibat VANTAGE study in primary biliary cholangitis (PBC) expected to complete enrollment in 2026.
•LIVMARLI EXPAND Phase 3 study for pruritus in rare cholestatic conditions expected to complete enrollment in 2026.
•Expect to initiate Phase 2 study for MRM-3379 in Fragile X Syndrome (FXS) in 2025.
2024 Highlights
Commercial: Strong growth across all three approved medicines
•Total net product sales of $336.4 million in 2024.
•2024 LIVMARLI net product sales totaled $213.3 million.
•2024 Bile Acid Medicines net product sales totaled $123.1 million.
•Global LIVMARLI business grew to 30 countries with commercial access, including successful reimbursement negotiation and launch in the four major European markets.
Regulatory and Pipeline: Achieved multiple significant milestones and expanded pipeline
•Positive interim results for volixibat in VISTAS PSC and VANTAGE PBC studies.
•Volixibat granted breakthrough therapy designation for treatment of cholestatic pruritus in PBC by the U.S. Food and Drug Administration (FDA).
•LIVMARLI approved by the FDA for cholestatic pruritus in progressive familial intrahepatic cholestasis (PFIC) patients 12 months and older and in Europe for treatment of PFIC in patients three months and older.
•Initiated the LIVMARLI EXPAND Phase 3 study for pruritus in rare cholestatic conditions.
•In-licensed global rights to PDE4D inhibitor MRM-3379 for FXS.
Corporate and Financial: Strong financial performance
•Total net product sales for the full year ended December 31, 2024, was $336.4 million compared to $178.9 million for the full year ended December 31, 2023.
•Total operating expenses were $424.5 million for the full year ended December 31, 2024 compared to $295.5 million for the full year ended December 31, 2023.

•Total operating expenses for the full year ended December 31, 2024 included $79.4 million of non-cash stock-based compensation, intangible amortization, and other non-cash expenses compared to $48.8 million for the full year ended December 31, 2023.
•Cash, cash equivalents and investments of $292.8 million as of December 31, 2024 compared to $286.3 million as of December 31, 2023.
Business Update Conference Call
Mirum will host a conference call today, February 26 at 1:30 p.m. PT/4:30 p.m. ET, to provide business updates. Join the call using the following details:
Conference Call Details:
U.S./Toll-Free: +1 833 470 1428
International: +1 404 975 4839
Passcode: 126145
You may also access the call via webcast by visiting the Events & Presentations section on Mirum’s website. A replay of this webcast will be available for 30 days.

About LIVMARLI® (maralixibat) oral solution
LIVMARLI® (maralixibat) oral solution is an orally administered, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for two pediatric cholestatic liver diseases. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) in the U.S. three months of age and older and in Europe for patients two months of age and older. It is also approved in the U.S. for the treatment of cholestatic pruritus in patients with progressive familial intrahepatic cholestasis (PFIC) 12 months of age and older and in Europe for the treatment of PFIC in patients three months of age and older. For more information for U.S. residents, please visit LIVMARLI.com.
LIVMARLI has received orphan designation for ALGS and PFIC. LIVMARLI is currently being evaluated in the Phase 3 EXPAND study in additional settings of cholestatic pruritus. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.
IMPORTANT SAFETY INFORMATION
Limitation of Use: LIVMARLI is not for use in PFIC type 2 patients who have a severe defect in the bile salt export pump (BSEP) protein.
LIVMARLI can cause side effects, including
Liver injury. Changes in certain liver tests are common in patients with ALGS and PFIC but can worsen during treatment. These changes may be a sign of liver injury. In PFIC, this can be serious or may lead to liver transplant or death. Your healthcare provider should do blood tests and physical exams before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen), bloating in your stomach area, loss of appetite or bleeding or bruising more easily than normal.
Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea and stomach pain. Your healthcare provider may advise you to monitor for new or worsening stomach problems including stomach pain, diarrhea, blood in your stool or vomiting. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.
A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat is common in patients with Alagille syndrome and PFIC but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment and may monitor for bone fractures and bleeding which have been reported as common side effects.
US Prescribing Information
EU SmPC
Canadian Product Monograph

About Volixibat
Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the ileal bile acid transporter (IBAT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of IBAT, thereby reducing bile acids systemically and in the liver. Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (PSC) (VISTAS study), and primary biliary cholangitis (PBC) (VANTAGE study). In June, Mirum announced positive interim results from the Phase 2b VANTAGE study showing statistically significant improvement in pruritus as well as meaningful reductions in serum bile acids and improvements in fatigue for patients treated with volixibat. No new safety signals were observed, and the most common adverse event was diarrhea with all cases mild to moderate. Volixibat has been granted breakthrough therapy designation for the treatment of PBC.
About CHOLBAM® (cholic acid) capsules
The FDA approved CHOLBAM (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. An estimated 200 to 300 patients are current candidates for therapy.
CHOLBAM® (cholic acid) Indication
CHOLBAM is a bile acid indicated for
•Treatment of bile acid synthesis disorders due to single enzyme defects.
•Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.
LIMITATIONS OF USE
The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.
IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment
Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.
Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.
Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.
ADVERSE REACTIONS
The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.
Please see full Prescribing Information for additional Important Safety Information.
About CTEXLI™ (chenodiol) tablets
CTEXLI™ (chenodiol) tablets is FDA-approved for the treatment of adults with cerebrotendinous xanthomatosis (CTX). Chenodiol is another name for chenodeoxycholic acid (CDCA). CDCA is a naturally occurring bile acid that was originally approved for the treatment of people with radiolucent stones in the gallbladder. CTEXLI was evaluated as part of the Phase 3 RESTORE study, the first and only clinical trial for CTX. CTX is a rare progressive disease that can affect the brain, spinal cord, tendons, eyes and arteries.
IMPORTANT SAFETY INFORMATION
CTEXLI can cause side effects, including :
Liver Injury : You will need to undergo laboratory testing before starting and while taking CTEXLI to check your liver function. Changes in certain liver tests may occur during treatment and may be a sign of liver injury. This can be serious. Stop taking CTEXLI immediately and tell your healthcare provider right away if you get any signs or symptoms of liver problems, including, stomach (abdomen) pain, bruising, dark-colored urine, feeling tired (fatigue), bleeding, yellowing of the skin and eyes, nausea, and itching.
Most Common Side Effects : Diarrhea, headache, stomach pain, constipation, high blood pressure, muscular weakness, and upper respiratory tract infection.
Tell your healthcare provider about all the medications that you take, as CTEXLI may interact with other medicines.
US Prescribing Information
About Mirum Pharmaceuticals
Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare diseases affecting children and adults. Mirum has three approved medications: LIVMARLI® (maralixibat) oral solution, CHOLBAM® (cholic acid) capsules, and CTEXLI™ (chenodiol) tablets.
LIVMARLI, an IBAT inhibitor, is approved for the treatment of two rare liver diseases affecting children and adults. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome in the U.S. (three months and older), in Europe (two months and older), and in other regions globally. It is also approved in the U.S. in cholestatic pruritus in PFIC patients 12 months of age and older; in Europe, it is approved for patients with PFIC three months of age and older. Mirum is also initiating the Phase 3 EXPAND study, a label expansion opportunity for LIVMARLI in additional settings of cholestatic pruritus. CHOLBAM is FDA-approved for the treatment of bile acid synthesis disorders due to single enzyme deficiencies and adjunctive treatment of peroxisomal disorders in patients who show signs or symptoms of liver disease. CTEXLI is FDA-approved for the treatment of cerebrotendinous xanthomatosis (CTX) in adults.
Mirum’s late-stage pipeline includes two investigational treatments for several rare diseases. Volixibat, an IBAT inhibitor, is being evaluated in two potentially registrational studies including the Phase 2 VISTAS study for primary sclerosing cholangitis (PSC) and Phase 2b VANTAGE study for primary biliary cholangitis. Volixibat has been granted Breakthrough Therapy Designation for the treatment of cholestatic pruritus in patients with PBC. Mirum is also planning for a Phase 2 study evaluating MRM-3379, a PDE4D inhibitor for the treatment of Fragile X syndrome, a rare genetic neurocognitive disorder.
To learn more about Mirum, visit mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and Twitter (X).
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, significant increase or continued commercial results for our approved products, including continued financial growth, being on track to achieve our yearly financial guidance, delivering life changing medicines for patients suffering from rare diseases, the results, enrollment, conduct and progress of Mirum’s ongoing and planned studies for its product candidates, including newly in-licensed product candidates, the timing and results of interim analyses of our ongoing studies and the regulatory approval path for our product candidates in any indication or any specific territory. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “expected,” “will,” “could,” “would,” “guidance,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Mirum’s Report for the quarter ended December 31, 2024 and subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Statement of Operations Data
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenue:
Product sales, net	$99,430	$69,554	$336,409	$178,874
License and other revenue	(16)	—	479	7,500
Total revenue	99,414	69,554	336,888	186,374
Operating expenses:
Cost of sales (1)	22,780	25,020	81,643	47,039
Research and development	44,026	30,935	140,630	102,609
Selling, general and administrative	56,830	46,184	202,221	145,880
Total operating expenses (2)	123,636	102,139	424,494	295,528
Loss from operations	(24,222)	(32,585)	(87,606)	(109,154)
Other income (expense):
Interest income	3,204	3,775	13,792	13,735
Interest expense	(3,579)	(3,563)	(14,311)	(15,105)
Loss from termination of revenue interest purchase agreement	—	—	—	(49,076)
Other income (expense), net	231	(3,061)	1,213	(2,824)
Net loss before provision for income taxes	(24,366)	(35,434)	(86,912)	(162,424)
(Benefit from) provision for income taxes	(576)	225	1,030	991
Net loss	(23,790)	(35,659)	(87,942)	(163,415)

Net loss per share, basic and diluted			$(1.85)	$(4.00)
Weighted-average shares of common stock outstanding, basic and diluted			47,522,594	40,885,124

(1) Amounts include intangible amortization expense as follows:

Intangible amortization	$5,894	$5,305	$22,783	$10,404

(2) Amounts include stock-based compensation expense as follows:

Cost of sales	$311	$—	$948	$—
Research and development	4,210	2,879	15,188	10,892
Selling, general and administrative	8,730	6,841	32,308	24,131
Total stock-based compensation	$13,251	$9,720	$48,444	$35,023

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(Unaudited)

	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$222,503	$286,326
Short-term investments	57,812	—
Accounts receivable	78,286	67,968
Inventory	22,403	22,312
Prepaid expenses and other current assets	11,784	10,935
Total current assets	392,788	387,541
Restricted cash	425	—
Long-term investments	12,526	—
Intangible assets, net	249,819	252,925
Other noncurrent assets	15,196	6,155
Total assets	$670,754	$646,621
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,618	$7,416
Accrued expenses	110,224	78,544
Operating lease liabilities, current	1,709	1,104
Total current liabilities	126,551	87,064
Operating lease liabilities, noncurrent	7,972	617
Convertible notes payable, net, noncurrent	308,082	306,421
Other liabilities	2,509	3,849
Total liabilities	445,114	397,951
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	5	5
Additional paid-in capital	870,189	803,260
Accumulated deficit	(644,181)	(556,239)
Accumulated other comprehensive (loss) income	(373)	1,644
Total stockholders’ equity	225,640	248,670
Total liabilities and stockholders’ equity	$670,754	$646,621
Contacts
Investor Contacts:
Andrew McKibben
ir@mirumpharma.com
Media Contact:
Erin Murphy
media@mirumpharma.com